Exhibit 99.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Donald H. Nikolaus, the President and Chief Executive Officer of Donegal Group Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Form 10-Q Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated:  November     , 2002
                                                   -----------------------------
                                                   Donald H. Nikolaus, President
                                                   and Chief Executive Officer